Exhibit 99.1

DENVER, February 28, 2023

RE/MAX Holdings, Inc. released the following corrected press release and posted the updated release to its investor relations website:

Updated

RE/MAX HOLDINGS, INC. REPORTS

FOURTH QUARTER AND FULL-YEAR 2022 RESULTS

Total Revenue of $81.3 Million, Adjusted EBITDA of $26.5 Million, Share Buyback Accelerated

DENVER, February 16, 2023

Fourth Quarter 2022 Highlights

(Compared to fourth quarter 2021 unless otherwise noted)

•	Total Revenue decreased 8.9% to $81.3 million

•	Revenue excluding the Marketing Funds[1] decreased 10.2% to $59.4 million, driven by negative 9.1% organic growth[2] and adverse foreign currency movements of 1.1%

•	Net loss attributable to RE/MAX Holdings, Inc. of $1.3 million and loss per diluted share (GAAP EPS) of $0.07

•	Adjusted EBITDA[3] decreased 14.6% to $26.5 million, Adjusted EBITDA margin[3] of 32.7% and Adjusted earnings per diluted share (Adjusted EPS3) of $0.41

•	Total agent count increased 1.4% to 144,014 agents

•	U.S. and Canada combined agent count decreased 1.9% agents to 83,839 agents

•	Total open Motto Mortgage franchises increased 23.5% to 231 offices[4]

Full-Year 2022 Highlights

(Compared to full-year 2021 unless otherwise noted)

•	Total Revenue increased 7.2% to $353.4 million

•	Revenue excluding the Marketing Funds[1] increased 6.4% to $263.1 million, driven by 7.8% growth attributable to acquisitions, partially offset by negative 0.8% organic growth[2] and adverse foreign currency movements of 0.6%

•	Net income attributable to RE/MAX Holdings, Inc. of $6.1 million and income per diluted share (GAAP EPS) of $0.32

•	Adjusted EBITDA[3] increased 1.7% to $121.6 million, Adjusted EBITDA margin[3] of 34.4% and Adjusted earnings per diluted share (Adjusted EPS3) of $2.17

Operating Statistics as of January 31, 2023

(Compared to January 31, 2022 unless otherwise noted)

•	Total agent count increased 1.1% to 143,293 agents

•	U.S. and Canada combined agent count decreased 2.3% to 82,917 agents

•	Total open Motto Mortgage franchises increased 20.3% to 231 offices[4]

RE/MAX Holdings, Inc. (the “Company” or “RE/MAX Holdings”) (NYSE: RMAX), parent company of RE/MAX, one of the world’s leading franchisors of real estate brokerage services, and Motto Mortgage (“Motto”), the first-and-only national mortgage brokerage franchise brand in the U.S., today announced operating results for the quarter and full-year ended December 31, 2022.

RE/MAX Holdings, Inc. – Fourth Quarter 2022	Page 1 of 17

“Our business showed resilience during the fourth quarter while facing the strongest industry headwinds we’ve seen in more than a decade,” said Steve Joyce, RE/MAX Holdings Chief Executive Officer. “Our growth in Canadian and global RE/MAX agent counts continued, as did our Motto open office count, and we accelerated our stock buyback program.”

Joyce continued: “Our revenue decreased by less than 10% despite the nearly 35% year-over-year decline in U.S. existing home sales, highlighting the advantages and strength of our diversified franchise model. However, continuing challenging macroeconomic conditions including higher mortgage rates and lower U.S. existing home sales reduced our broker fee revenue, pressured our U.S. agent count, slowed Motto franchise sales, and muted our top- and bottom-line performance.”

“On January 30th, our RE/MAX brand celebrated its first 50 years, marking five consecutive decades of growth – a remarkable achievement. We remain steadfast in our belief that our global scale, industry-leading brands, financial strength, principally recurring-revenue model, and 100%-franchised businesses set us up well as we navigate the current environment. By continuing to reinvest in our brands and execute on our growth initiatives, we believe we will be well positioned to deliver profitable growth when the industry rebounds.”

Fourth Quarter 2022 Operating Results

Agent Count

The following table compares agent count as of December 31, 2022 and 2021:

	As of December 31,		Change
	2022	2021	#	%
U.S.	58,719	61,327	(2,608)	(4.3)
Canada	25,120	24,144	976	4.0
Subtotal	83,839	85,471	(1,632)	(1.9)
Outside the U.S. & Canada	60,175	56,527	3,648	6.5
Total	144,014	141,998	2,016	1.4

Revenue

RE/MAX Holdings generated revenue of $81.3 million in the fourth quarter of 2022, a decrease of $7.9 million, or 8.9%, compared to $89.2 million in the fourth quarter of 2021. Revenue excluding the Marketing Funds was $59.4 million in the fourth quarter of 2022, a decrease of $6.8 million, or 10.2%, versus the same period in 2021. This decrease was attributable to negative organic revenue growth of 9.1% and adverse foreign-currency movements of 1.1%. Organic growth decreased primarily due to lower broker fee revenue, a reduction in U.S. agent count, and an increase in recruiting incentives, partially offset by Motto growth and Canadian RE/MAX agent count growth. Rising interest rates adversely impacted affordability and weakened housing demand resulting in fewer transactions and, by extension, lower broker fee revenue.

Recurring revenue streams, which consist of continuing franchise fees and annual dues, decreased $1.5 million, or 3.4%, compared to the fourth quarter of 2021 and accounted for 69.4% of Revenue excluding the Marketing Funds in the fourth quarter of 2022 compared to 64.6% of Revenue excluding the Marketing Funds in the prior-year period.

RE/MAX Holdings, Inc. – Fourth Quarter 2022	Page 2 of 17

Operating Expenses

Total operating expenses were $72.8 million for the fourth quarter of 2022, a decrease of $5.9 million, or 7.5%, compared to $78.7 million in the fourth quarter of 2021. Fourth quarter 2022 total operating expenses decreased primarily due to lower selling, operating and administrative expenses, partially offset by a $7.1 million goodwill impairment associated with the planned wind down of the Gadberry Group.

Selling, operating and administrative expenses were $35.0 million in the fourth quarter of 2022, a decrease of $11.3 million, or 24.5%, compared to the fourth quarter of 2021 and represented 58.8% of Revenue excluding the Marketing Funds, compared to 69.9% in the prior-year period. Fourth quarter 2022 selling, operating and administrative expenses decreased primarily due to lower personnel expenses – mainly decreased equity-based compensation, lower bonus expense and reduced headcount – and lower acquisition-related expenses. The Company substantially completed a restructuring, principally focused on its RE/MAX technology efforts, during the third quarter of 2022.

Net Income (Loss) and GAAP EPS

Net loss attributable to RE/MAX Holdings was $1.3 million for the fourth quarter of 2022 compared to net income of $3.1 million for the fourth quarter of 2021. Reported basic and diluted GAAP loss per share were each $0.07 for the fourth quarter of 2022 compared to basic and diluted GAAP earnings per share of $0.17 and $0.16, respectively, in the fourth quarter of 2021.

Adjusted EBITDA and Adjusted EPS

Adjusted EBITDA was $26.5 million for the fourth quarter of 2022, a decrease of $4.5 million, or 14.6%, compared to the fourth quarter of 2021. Fourth quarter 2022 Adjusted EBITDA decreased primarily due to lower revenue excluding the Marketing Funds resulting from lower broker fee revenue and increased bad debt expense, partially offset by lower personnel expenses. Adjusted EBITDA margin was 32.7% in the fourth quarter of 2022, compared to 34.8% in the fourth quarter of 2021.

Adjusted basic and diluted EPS were each $0.41 for the fourth quarter of 2022 compared to Adjusted basic and diluted EPS of $0.61 and $0.60, respectively, for the fourth quarter of 2021. The ownership structure used to calculate Adjusted basic and diluted EPS for the quarter ended December 31, 2022 assumes RE/MAX Holdings owned 100% of RMCO, LLC (“RMCO”). The weighted average ownership RE/MAX Holdings had in RMCO was 59.1% for the quarter ended December 31, 2022.

Balance Sheet

As of December 31, 2022, the Company had cash and cash equivalents of $108.7 million, a decrease of $17.6 million from December 31, 2021. As of December 31, 2022, the Company had $448.3 million of outstanding debt, net of an unamortized debt discount and issuance costs, compared to $452.1 million as of December 31, 2021.

Dividend

On February 15, 2023, the Company announced that its Board of Directors approved a quarterly cash dividend of $0.23 per share of Class A common stock. The quarterly dividend is payable on March 22, 2023, to shareholders of record at the close of business on March 8, 2023.

Share Repurchases and Retirement

As previously disclosed, in January 2022 the Company’s Board of Directors authorized a common stock repurchase program of up to $100 million. During the three months ended December 31, 2022, 538,552 shares were repurchased and retired for $10.3 million excluding commissions, at a weighted average cost of $19.14 per share.

RE/MAX Holdings, Inc. – Fourth Quarter 2022	Page 3 of 17

During the year ended December 31, 2022, 1,533,728 shares of the Company’s Class A common stock were repurchased and retired for $34.1 million excluding commissions, at a weighted average cost of $22.23. As of December 31, 2022, $65.9 million remained available under the share repurchase program.

Outlook

The Company’s first quarter and full-year 2023 Outlook assumes no further currency movements, acquisitions or divestitures.

For the first quarter of 2023, RE/MAX Holdings expects:

•	Agent count to increase 0.0% to 1.0% over first quarter 2022;

•	Revenue in a range of $82.0 million to $87.0 million (including revenue from the Marketing Funds in a range of $20.5 million to $22.5 million); and

•	Adjusted EBITDA in a range of $18.5 million to $21.5 million.

For the full-year 2023, the Company expects:

•	Agent count to change -1.0% to 1.0% over full year 2022;

•	Revenue in a range of $315.0 million to $335.0 million (including revenue from the Marketing Funds in a range of $83.5 million to $87.5 million); and

•	Adjusted EBITDA in a range of $95.0 million to $105.0 million.

Webcast and Conference Call

The Company will host a conference call for interested parties on Friday, February 17, 2023, beginning at 8:30 a.m. Eastern Time. Interested parties can register in advance for the conference call using the link below:

https://conferencingportals.com/event/tTSuEepd

Interested parties also can access a live webcast through the Investor Relations section of the Company’s website at http://investors.remaxholdings.com. Please dial-in or join the webcast 10 minutes before the start of the conference call. An archive of the webcast will be available on the Company’s website for a limited time as well.

Basis of Presentation

Unless otherwise noted, the results presented in this press release are consolidated and exclude adjustments attributable to the non-controlling interest.

Footnotes:

1Revenue excluding the Marketing Funds is a non-GAAP measure of financial performance that differs from U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) and a reconciliation to the most directly comparable U.S. GAAP measure is as follows (in thousands):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenue excluding the Marketing Funds:
Total revenue	$81,267	$89,163	$353,386	$329,701
Less: Marketing Funds fees	21,823	22,935	90,319	82,391
Revenue excluding the Marketing Funds	$59,444	$66,228	$263,067	$247,310

2The Company defines organic revenue growth as revenue growth from continuing operations excluding (i) revenue from Marketing Funds, (ii) revenue from acquisitions, and (iii) the impact of foreign currency movements. The Company defines revenue from acquisitions as the revenue generated from the date of an acquisition to its first anniversary (excluding Marketing Funds revenue related to acquisitions where applicable).

RE/MAX Holdings, Inc. – Fourth Quarter 2022	Page 4 of 17

3Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EPS are non-GAAP measures. These terms are defined at the end of this release. Please see Tables 5 and 6 appearing later in this release for reconciliations of these non-GAAP measures to the most directly comparable GAAP measures.

4Total open Motto Mortgage franchises includes only “bricks and mortar” offices with a unique physical address with rights granted by a full franchise agreement with Motto Franchising, LLC and excludes any “virtual” offices or BranchiseSM offices.

# # #

About RE/MAX Holdings, Inc.

RE/MAX Holdings, Inc. (NYSE: RMAX) is one of the world’s leading franchisors in the real estate industry, franchising real estate brokerages globally under the RE/MAX® brand, and mortgage brokerages within the U.S. under the Motto® Mortgage brand. RE/MAX was founded in 1973 by Dave and Gail Liniger, with an innovative, entrepreneurial culture affording its agents and franchisees the flexibility to operate their businesses with great independence. Now with more than 140,000 agents in over 9,000 offices and a presence in more than 110 countries and territories, nobody in the world sells more real estate than RE/MAX, as measured by total residential transaction sides. Dedicated to innovation and change in the real estate industry, RE/MAX launched Motto Franchising, LLC, a ground-breaking mortgage brokerage franchisor, in 2016. Motto Mortgage, the first-and-only national mortgage brokerage franchise brand in the U.S., has grown to over 225 offices across more than 40 states.

RE/MAX Holdings, Inc. – Fourth Quarter 2022	Page 5 of 17

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are often identified by the use of words such as “believe,” “intend,” “expect,” “estimate,” “plan,” “outlook,” “project,” “anticipate,” “may,” “will,” “would” and other similar words and expressions that predict or indicate future events or trends that are not statements of historical matters. Forward-looking statements include statements related to agent count; franchise sales; revenue; operating expenses; the Company’s outlook for the first quarter and full year 2023; non-GAAP financial measures; housing and mortgage market conditions; growth; the strength of the Company’s diversified franchise model despite continuing challenging macroeconomic conditions; the Company’s ability to navigate the current environment; and the Company’s belief that it will be well positioned to deliver profitable growth. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily accurately indicate the times at which such performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include, without limitation, (1) the global COVID-19 pandemic, which continues to pose significant and widespread risks and ongoing uncertainty for the Company’s business, including the Company’s agents, loan originators, franchisees and employees, as well as home buyers and sellers, (2) changes in the real estate market or interest rates and availability of financing, (3) changes in business and economic activity in general, (4) the Company’s ability to attract and retain quality franchisees, (5) the Company’s franchisees’ ability to recruit and retain real estate agents and mortgage loan originators, (6) changes in laws and regulations, (7) the Company’s ability to enhance, market, and protect its brands, including the RE/MAX and Motto Mortgage brands, (8) the Company’s ability to implement its technology initiatives, (9) risks related to the Company’s CEO transition, (10) fluctuations in foreign currency exchange rates, and (11) those risks and uncertainties described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and similar disclosures in subsequent periodic and current reports filed with the SEC, which are available on the investor relations page of the Company’s website at www.remaxholdings.com and on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Except as required by law, the Company does not intend, and undertakes no obligation, to update this information to reflect future events or circumstances.

Investor Contact:	Media Contact:
Andy Schulz	Samantha Rotbart
(303) 796-3287	(303) 796-3303
aschulz@remax.com	srotbart@remax.com

RE/MAX Holdings, Inc. – Fourth Quarter 2022	Page 6 of 17

TABLE 1

RE/MAX Holdings, Inc.

Consolidated Statements of Income

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenue:
Continuing franchise fees	$32,452	$33,711	$133,389	$118,504
Annual dues	8,829	9,041	35,676	35,549
Broker fees	11,941	16,805	62,939	65,456
Marketing Funds fees	21,823	22,935	90,319	82,391
Franchise sales and other revenue	6,222	6,671	31,063	27,801
Total revenue	81,267	89,163	353,386	329,701
Operating expenses:
Selling, operating and administrative expenses	34,964	46,282	173,278	179,873
Marketing Funds expenses	21,823	22,935	90,319	82,391
Depreciation and amortization	8,914	9,097	35,769	31,333
Settlement and impairment charges	7,100	412	15,808	46,035
Total operating expenses	72,801	78,726	315,174	339,632
Operating income (loss)	8,466	10,437	38,212	(9,931)
Other expenses, net:
Interest expense	(7,491)	(3,807)	(20,903)	(11,344)
Interest income	785	16	1,460	217
Foreign currency transaction gains (losses)	(301)	(21)	(641)	(839)
Loss on early extinguishment of debt	—	—	—	(264)
Total other expenses, net	(7,007)	(3,812)	(20,084)	(12,230)
Income (loss) before provision for income taxes	1,459	6,625	18,128	(22,161)
Provision for income taxes	(3,012)	(1,005)	(7,371)	(2,459)
Net income (loss)	$(1,553)	$5,620	$10,757	$(24,620)
Less: net income (loss) attributable to non-controlling interest	(243)	2,511	4,647	(9,004)
Net income (loss) attributable to RE/MAX Holdings, Inc.	$(1,310)	$3,109	$6,110	$(15,616)

Net income (loss) attributable to RE/MAX Holdings, Inc. per share of Class A common stock
Basic	$(0.07)	$0.17	$0.33	$(0.84)
Diluted	$(0.07)	$0.16	$0.32	$(0.84)
Weighted average shares of Class A common stock outstanding
Basic	18,136,970	18,806,194	18,678,774	18,690,442
Diluted	18,136,970	19,112,039	18,844,696	18,690,442
Cash dividends declared per share of Class A common stock	$0.23	$0.23	$0.92	$0.92

RE/MAX Holdings, Inc. – Fourth Quarter 2022	Page 7 of 17

TABLE 2

RE/MAX Holdings, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share amounts)

(Unaudited)

	As of December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$108,663	$126,270
Restricted cash	29,465	32,129
Accounts and notes receivable, current portion, net of allowances	32,518	34,611
Income taxes receivable	2,138	1,754
Other current assets	20,178	16,010
Total current assets	192,962	210,774
Property and equipment, net of accumulated depreciation	9,793	12,686
Operating lease right of use assets	25,825	36,523
Franchise agreements, net	120,174	143,832
Other intangible assets, net	25,763	32,530
Goodwill	258,626	269,115
Deferred tax assets, net	51,441	51,314
Income taxes receivable, net of current portion	754	1,803
Other assets, net of current portion	9,896	17,556
Total assets	$695,234	$776,133
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$6,165	$5,189
Accrued liabilities	70,751	96,768
Income taxes payable	1,658	2,546
Deferred revenue	27,784	27,178
Current portion of debt	4,600	4,600
Current portion of payable pursuant to tax receivable agreements	1,642	3,610
Operating lease liabilities	7,068	6,328
Total current liabilities	119,668	146,219
Debt, net of current portion	443,720	447,459
Payable pursuant to tax receivable agreements, net of current portion	24,917	26,893
Deferred tax liabilities, net	13,113	14,699
Deferred revenue, net of current portion	18,287	18,929
Operating lease liabilities, net of current portion	37,989	45,948
Other liabilities, net of current portion	5,838	6,919
Total liabilities	663,532	707,066
Commitments and contingencies
Stockholders' equity:
Class A common stock, par value $.0001 per share, 180,000,000 shares authorized; 17,874,238 and 18,806,194 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	2	2
Class B common stock, par value $.0001 per share, 1,000 shares authorized; 1 share issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	—	—
Additional paid-in capital	535,566	515,443
Accumulated deficit	(53,999)	(7,821)
Accumulated other comprehensive income (deficit), net of tax	(395)	650
Total stockholders' equity attributable to RE/MAX Holdings, Inc.	481,174	508,274
Non-controlling interest	(449,472)	(439,207)
Total stockholders' equity	31,702	69,067
Total liabilities and stockholders' equity	$695,234	$776,133

RE/MAX Holdings, Inc. – Fourth Quarter 2022	Page 8 of 17

TABLE 3

RE/MAX Holdings, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Year Ended
	2022	2021	2020
Cash flows from operating activities:
Net income (loss)	$10,757	$(24,620)	$20,546
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	35,769	31,333	26,106
Equity-based compensation expense	22,044	34,298	16,267
Bad debt expense	2,581	(1,345)	2,903
Deferred income tax expense (benefit)	(183)	(2,528)	1,899
Fair value adjustments to contingent consideration	(133)	309	814
Impairment charge - goodwill	7,100	5,123	—
Impairment charge - leased assets	6,248	—	7,902
Loss (gain) on sale or disposition of assets, net	1,320	(6)	601
Non-cash lease benefit	(2,108)	(1,335)	(508)
Non-cash loss on lease termination	1,175	—	—
Non-cash debt charges	861	905	454
Non-cash change in tax receivable agreements liability	(628)	382	—
Other, net	47	(113)	(4)
Changes in operating assets and liabilities
Accounts and notes receivable, current portion	2,789	3,329	(3,460)
Other current and noncurrent assets	5,163	(2,090)	(10,665)
Other current and noncurrent liabilities	(17,533)	11,882	9,035
Payments pursuant to tax receivable agreements	(3,314)	(3,444)	(3,562)
Income taxes receivable/payable	(871)	(9,775)	2,109
Deferred revenue, current and noncurrent	58	137	410
Net cash provided by operating activities	71,142	42,442	70,847
Cash flows from investing activities:
Purchases of property, equipment and capitalization of software	(9,932)	(15,239)	(6,903)
Acquisitions, net of cash, cash equivalents and restricted cash acquired in prior years of $14.1 million and $0.9 million, respectively	—	(180,002)	(10,627)
Other	(1,568)	319	—
Net cash used in investing activities	(11,500)	(194,922)	(17,530)
Cash flows from financing activities:
Proceeds from the issuance of debt	—	458,850	—
Payments on debt	(4,600)	(227,390)	(2,634)
Capitalized debt amendment costs	—	(3,871)	—
Distributions paid to non-controlling unitholders	(13,832)	(14,206)	(14,058)
Dividends and dividend equivalents paid to Class A common stockholders	(18,186)	(17,833)	(16,354)
Payments related to tax withholding for share-based compensation	(6,524)	(5,329)	(2,544)
Common shares repurchased	(34,101)	—	—
Payment of contingent consideration	(1,120)	(869)	(409)
Net cash (used in) provided by financing activities	(78,363)	189,352	(35,999)
Effect of exchange rate changes on cash	(1,550)	300	308
Net (decrease) increase in cash, cash equivalents and restricted cash	(20,271)	37,172	17,626
Cash, cash equivalents and restricted cash, beginning of period	158,399	121,227	103,601
Cash, cash equivalents and restricted cash, end of period	$138,128	$158,399	$121,227

RE/MAX Holdings, Inc. – Fourth Quarter 2022	Page 9 of 17

TABLE 4

RE/MAX Holdings, Inc.

Agent Count

(Unaudited)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021	2021	2021	2021	2020
Agent Count:
U.S.
Company-Owned Regions	51,491	52,804	53,415	53,338	53,946	54,578	48,025	48,041	48,212
Independent Regions	7,228	7,311	7,410	7,379	7,381	7,429	14,403	14,220	14,091
U.S. Total	58,719	60,115	60,825	60,717	61,327	62,007	62,428	62,261	62,303
Canada
Company-Owned Regions	20,228	20,174	20,098	19,751	19,596	19,207	6,387	6,262	6,182
Independent Regions	4,892	4,844	4,756	4,692	4,548	4,442	16,679	16,248	15,765
Canada Total	25,120	25,018	24,854	24,443	24,144	23,649	23,066	22,510	21,947
U.S. and Canada Total	83,839	85,133	85,679	85,160	85,471	85,656	85,494	84,771	84,250
Outside U.S. and Canada
Independent Regions	60,175	59,167	58,260	57,245	56,527	55,280	54,707	55,443	53,542
Outside U.S. and Canada Total	60,175	59,167	58,260	57,245	56,527	55,280	54,707	55,443	53,542
Total	144,014	144,300	143,939	142,405	141,998	140,936	140,201	140,214	137,792

RE/MAX Holdings, Inc. – Fourth Quarter 2022	Page 10 of 17

TABLE 5

RE/MAX Holdings, Inc.

Adjusted EBITDA Reconciliation to Net Income

(In thousands, except percentages)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net income (loss)	$(1,553)	$5,620	$10,757	$(24,620)
Depreciation and amortization	8,914	9,097	35,769	31,333
Interest expense	7,491	3,807	20,903	11,344
Interest income	(785)	(16)	(1,460)	(217)
Provision for income taxes	3,012	1,005	7,371	2,459
EBITDA	17,079	19,513	73,340	20,299
Loss on contract settlement (1)	—	400	—	40,900
Loss on extinguishment of debt (2)	—	—	—	264
Impairment charge - leased assets (3)	—	—	6,248	—
Impairment charge - goodwill (4)	7,100	—	7,100	5,123
Loss on lease termination (5)	—	—	2,460	—
Equity-based compensation expense	4,038	6,983	22,044	34,298
Acquisition-related expense (6)	(138)	3,119	1,859	17,422
Fair value adjustments to contingent consideration (7)	(1,436)	(21)	(133)	309
Restructuring charges (8)	598	—	8,690	—
Other	(703)	1,072	24	968
Adjusted EBITDA (9)	$26,538	$31,066	$121,632	$119,583
Adjusted EBITDA Margin (9)	32.7%	34.8%	34.4%	36.3%

(1)	Represents the effective settlement of the pre-existing master franchise agreements with INTEGRA that was recognized with the acquisition.

(2)	The loss was recognized in connection with the amended and restated Senior Secured Credit Facility.

(3)	Represents the impairment recognized on portions of the Company’s corporate headquarters office building.

(4)	During the fourth quarter of 2022, in connection with the restructuring of the business and technology offerings, the Company made the decision to wind down the Gadberry Group, resulting in an impairment charge to the Gadberry Group reporting unit goodwill. In addition, during 2021, lower than expected adoption rates of the First technology resulted in downward revisions to long-term forecasts, resulting in an impairment charge to the First reporting unit goodwill.

(5)	During the second quarter of 2022, a loss was recognized in connection with the termination of the booj office lease.

(6)	Acquisition-related expense includes personnel, legal, accounting, advisory and consulting fees incurred in connection with acquisition activities and integration of acquired companies.

(7)	Fair value adjustments to contingent consideration include amounts recognized for changes in the estimated fair value of the contingent consideration liabilities.

(8)	During the second half of 2022, the Company incurred expenses related to the restructuring of the business and technology offerings, including $7.6 million of severance and related expenses and a $1.2 million write off of capitalized software development costs.

(9)	Non-GAAP measure. See the end of this press release for definitions of non-GAAP measures.

RE/MAX Holdings, Inc. – Fourth Quarter 2022	Page 11 of 17

TABLE 6

RE/MAX Holdings, Inc.

Adjusted Net Income (Loss) and Adjusted Earnings per Share

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net income (loss)	$(1,553)	$5,620	$10,757	$(24,620)
Amortization of acquired intangible assets	5,780	6,979	24,333	22,557
Provision for income taxes	3,012	1,005	7,371	2,459
Add-backs:
Loss on contract settlement (1)	—	400	—	40,900
Loss on extinguishment of debt (2)	—	—	—	264
Impairment charge - leased assets (3)	—	—	6,248	—
Impairment charge - goodwill (4)	7,100	—	7,100	5,123
Loss on lease termination (5)	—	—	2,460	—
Equity-based compensation expense	4,038	6,983	22,044	34,298
Acquisition-related expense (6)	(138)	3,119	1,859	17,422
Fair value adjustments to contingent consideration (7)	(1,436)	(21)	(133)	309
Restructuring charges (8)	598	—	8,690	—
Other	(703)	1,072	24	968
Adjusted pre-tax net income	16,698	25,157	90,753	99,680
Less: Provision for income taxes at 25% and 24%, respectively (9)	(4,175)	(6,038)	(22,688)	(23,923)
Adjusted net income (10)	$12,523	$19,119	$68,065	$75,757

Total basic pro forma shares outstanding	30,696,570	31,365,794	31,238,374	31,250,042
Total diluted pro forma shares outstanding	30,696,570	31,671,639	31,404,296	31,250,042

Adjusted net income basic earnings per share (10)	$0.41	$0.61	$2.18	$2.42
Adjusted net income diluted earnings per share (10)	$0.41	$0.60	$2.17	$2.42

(1)	Represents the effective settlement of the pre-existing master franchise agreements with INTEGRA that was recognized with the acquisition.

(2)	The loss was recognized in connection with the amended and restated Senior Secured Credit Facility.

(3)	Represents the impairment recognized on portions of the Company’s corporate headquarters office building.

(4)	During the fourth quarter of 2022, in connection with the restructuring of the business and technology offerings, the Company made the decision to wind down the Gadberry Group, resulting in an impairment charge to the Gadberry Group reporting unit goodwill. In addition, during 2021, lower than expected adoption rates of the First technology resulted in downward revisions to long-term forecasts, resulting in an impairment charge to the First reporting unit goodwill.

(5)	During the second quarter of 2022, a loss was recognized in connection with the termination of the booj office lease.

(6)	Acquisition-related expense includes personnel, legal, accounting, advisory and consulting fees incurred in connection with acquisition activities and integration of acquired companies.

(7)	Fair value adjustments to contingent consideration include amounts recognized for changes in the estimated fair value of the contingent consideration liabilities.

(8)	During the second half of 2022, the Company incurred expenses related to the restructuring of the business and technology offerings, including $7.6 million of severance and related expenses and a $1.2 million write off of capitalized software development costs.

(9)	The long-term tax rate assumes the exchange of all outstanding non-controlling interest partnership units for Class A Common Stock that (a) removes the impact of unusual, non-recurring tax matters, (b) does not estimate the residual impacts to foreign taxes of additional step-ups in tax basis from an exchange because that is dependent on stock prices at the time of such exchange and the calculation is impracticable, and (c) increased to 25% due to the INTEGRA acquisition in 2021.

(10)	Non-GAAP measure. See the end of this press release for definitions of non-GAAP measures.

RE/MAX Holdings, Inc. – Fourth Quarter 2022	Page 12 of 17

TABLE 7

RE/MAX Holdings, Inc.

Pro Forma Shares Outstanding

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Total basic weighted average shares outstanding:
Weighted average shares of Class A common stock outstanding	18,136,970	18,806,194	18,678,774	18,690,442
Remaining equivalent weighted average shares of stock outstanding on a pro forma basis assuming RE/MAX Holdings owned 100% of RMCO	12,559,600	12,559,600	12,559,600	12,559,600
Total basic pro forma weighted average shares outstanding	30,696,570	31,365,794	31,238,374	31,250,042

Total diluted weighted average shares outstanding:
Weighted average shares of Class A common stock outstanding	18,136,970	18,806,194	18,678,774	18,690,442
Remaining equivalent weighted average shares of stock outstanding on a pro forma basis assuming RE/MAX Holdings owned 100% of RMCO	12,559,600	12,559,600	12,559,600	12,559,600
Dilutive effect of unvested restricted stock units (1)	—	305,845	165,922	—
Total diluted pro forma weighted average shares outstanding	30,696,570	31,671,639	31,404,296	31,250,042

(1)	In accordance with the treasury stock method.

RE/MAX Holdings, Inc. – Fourth Quarter 2022	Page 13 of 17

TABLE 8

RE/MAX Holdings, Inc.

Adjusted Free Cash Flow & Unencumbered Cash

(Unaudited)

	Year Ended
	December 31,
	2022	2021
Cash flow from operations	$71,142	$42,442
Less: Purchases of property, equipment and capitalization of software	(9,932)	(15,239)
(Increases) decreases in restricted cash of the Marketing Funds (1)	2,664	(12,257)
Adjusted free cash flow (2)	63,874	14,946

Adjusted free cash flow (2)	63,874	14,946
Less: Tax/Other non-dividend distributions to RIHI	(2,276)	(2,650)
Adjusted free cash flow after tax/non-dividend distributions to RIHI (2)	61,598	12,296

Adjusted free cash flow after tax/non-dividend distributions to RIHI (2)	61,598	12,296
Less: Debt principal payments	(4,600)	(3,553)
Unencumbered cash generated (2)	$56,998	$8,743

Summary
Cash flow from operations	$71,142	$42,442
Adjusted free cash flow (2)	$63,874	$14,946
Adjusted free cash flow after tax/non-dividend distributions to RIHI (2)	$61,598	$12,296
Unencumbered cash generated (2)	$56,998	$8,743

Adjusted EBITDA (2)	$121,632	$119,583
Adjusted free cash flow as % of Adjusted EBITDA (2)	52.5%	12.5%
Adjusted free cash flow less distributions to RIHI as % of Adjusted EBITDA (2)	50.6%	10.3%
Unencumbered cash generated as % of Adjusted EBITDA (2)	46.9%	7.3%

(1)	This line reflects any subsequent changes in the restricted cash balance (which under GAAP reflects as either (a) an increase or decrease in cash flow from operations or (b) an incremental amount of purchases of property and equipment and capitalization of developed software) so as to remove the impact of changes in restricted cash in determining adjusted free cash flow.

(2)	Non-GAAP measure. See the end of this press release for definitions of non-GAAP measures.

RE/MAX Holdings, Inc. – Fourth Quarter 2022	Page 14 of 17

Non-GAAP Financial Measures

The SEC has adopted rules to regulate the use in filings with the SEC and in public disclosures of financial measures that are not in accordance with U.S. GAAP, such as revenue excluding the Marketing Funds, Adjusted EBITDA and the ratios related thereto, Adjusted net income, Adjusted basic and diluted earnings per share (Adjusted EPS) and adjusted free cash flow. These measures are derived on the basis of methodologies other than in accordance with U.S. GAAP.

Revenue excluding the Marketing Funds is calculated directly from our consolidated financial statements as Total revenue less Marketing Funds fees.

The Company defines Adjusted EBITDA as EBITDA (consolidated net income before depreciation and amortization, interest expense, interest income and the provision for income taxes, each of which is presented in the unaudited consolidated financial statements included earlier in this press release), adjusted for the impact of the following items that are either non-cash or that the Company does not consider representative of its ongoing operating performance: loss or gain on sale or disposition of assets and sublease, settlement and impairment charges, equity-based compensation expense, acquisition-related expense, gain on reduction in tax receivable agreement liability, expense or income related to changes in the estimated fair value measurement of contingent consideration, restructuring charges and other non-recurring items.

Because Adjusted EBITDA and Adjusted EBITDA margin omit certain non-cash items and other non-recurring cash charges or other items, the Company believes that each measure is less susceptible to variances that affect its operating performance resulting from depreciation, amortization and other non-cash and non-recurring cash charges or other items. The Company presents Adjusted EBITDA and the related Adjusted EBITDA margin because the Company believes they are useful as supplemental measures in evaluating the performance of its operating businesses and provides greater transparency into the Company’s results of operations. The Company’s management uses Adjusted EBITDA and Adjusted EBITDA margin as factors in evaluating the performance of the business.

Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for analyzing the Company’s results as reported under U.S. GAAP. Some of these limitations are:

•	these measures do not reflect changes in, or cash requirements for, the Company’s working capital needs;

•	these measures do not reflect the Company’s interest expense, or the cash requirements necessary to service interest or principal payments on its debt;

•	these measures do not reflect the Company’s income tax expense or the cash requirements to pay its taxes;

•	these measures do not reflect the cash requirements to pay dividends to stockholders of the Company’s Class A common stock and tax and other cash distributions to its non-controlling unitholders;

RE/MAX Holdings, Inc. – Fourth Quarter 2022	Page 15 of 17

•	these measures do not reflect the cash requirements pursuant to the tax receivable agreements;

•	these measures do not reflect the cash requirements for share repurchases;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often require replacement in the future, and these measures do not reflect any cash requirements for such replacements;

•	although equity-based compensation is a non-cash charge, the issuance of equity-based awards may have a dilutive impact on earnings per share; and

•	other companies may calculate these measures differently so similarly named measures may not be comparable.

The Company's Adjusted EBITDA guidance does not include certain charges and costs. The adjustments to EBITDA in future periods are generally expected to be similar to the kinds of charges and costs excluded from Adjusted EBITDA in prior quarters, such as gain on sale or disposition of assets and sublease and acquisition-related expense, among others. The exclusion of these charges and costs in future periods will have a significant impact on the Company's Adjusted EBITDA. The Company is not able to provide a reconciliation of the Company's non-GAAP financial guidance to the corresponding U.S. GAAP measures without unreasonable effort because of the uncertainty and variability of the nature and amount of these future charges and costs.

Adjusted net income is calculated as Net income attributable to RE/MAX Holdings, assuming the full exchange of all outstanding non-controlling interests for shares of Class A common stock as of the beginning of the period (and the related increase to the provision for income taxes after such exchange), plus primarily non-cash items and other items that management does not consider to be useful in assessing the Company’s operating performance (e.g., amortization of acquired intangible assets, gain on sale or disposition of assets and sub-lease, non-cash impairment charges, acquisition-related expense, restructuring charges and equity-based compensation expense).

Adjusted basic and diluted earnings per share (Adjusted EPS) are calculated as Adjusted net income (as defined above) divided by pro forma (assuming the full exchange of all outstanding non-controlling interests) basic and diluted weighted average shares, as applicable.

When used in conjunction with GAAP financial measures, Adjusted net income and Adjusted EPS are supplemental measures of operating performance that management believes are useful measures to evaluate the Company’s performance relative to the performance of its competitors as well as performance period over period. By assuming the full exchange of all outstanding non-controlling interests, management believes these measures:

RE/MAX Holdings, Inc. – Fourth Quarter 2022	Page 16 of 17

•	facilitate comparisons with other companies that do not have a low effective tax rate driven by a non-controlling interest on a pass-through entity;

•	facilitate period over period comparisons because they eliminate the effect of changes in Net income attributable to RE/MAX Holdings, Inc. driven by increases in its ownership of RMCO, LLC, which are unrelated to the Company’s operating performance; and

•	eliminate primarily non-cash and other items that management does not consider to be useful in assessing the Company’s operating performance.

Adjusted free cash flow is calculated as cash flows from operations less capital expenditures and any changes in restricted cash of the Marketing Funds, all as reported under GAAP, and quantifies how much cash a company has to pursue opportunities that enhance shareholder value. The restricted cash of the Marketing Funds is limited in use for the benefit of franchisees and any impact to adjusted free cash flow is removed. The Company believes adjusted free cash flow is useful to investors as a supplemental measure as it calculates the cash flow available for working capital needs, re-investment opportunities, potential Independent Region and strategic acquisitions, dividend payments or other strategic uses of cash.

Adjusted free cash flow after tax and non-dividend distributions to RIHI is calculated as adjusted free cash flow less tax and other non-dividend distributions paid to RIHI (the non-controlling interest holder) to enable RIHI to satisfy its income tax obligations. Similar payments would be made by the Company directly to federal and state taxing authorities as a component of the Company’s consolidated provision for income taxes if a full exchange of non-controlling interests occurred in the future. As a result and given the significance of the Company’s ongoing tax and non-dividend distribution obligations to its non-controlling interest, adjusted free cash flow after tax and non-dividend distributions, when used in conjunction with GAAP financial measures, provides a meaningful view of cash flow available to the Company to pursue opportunities that enhance shareholder value.

Unencumbered cash generated is calculated as adjusted free cash flow after tax and non-dividend distributions to RIHI less quarterly debt principal payments less annual excess cash flow payment on debt, as applicable. Given the significance of the Company’s excess cash flow payment on debt, when applicable, unencumbered cash generated, when used in conjunction with GAAP financial measures, provides a meaningful view of the cash flow available to the Company to pursue opportunities that enhance shareholder value after considering its debt service obligations.

RE/MAX Holdings, Inc. – Fourth Quarter 2022	Page 17 of 17